As filed with the Securities and Exchange Commission on September 6, 2007
Registration No. 333-144385
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EDDIE BAUER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	42-1672352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10401 NE 8th Street
Suite 500
Bellevue, WA 98004
(425) 755-6544
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

McNeil S. Fiske, Jr.
President and Chief Executive Officer
10401 NE 8th Street
Suite 500
Bellevue, WA 98004
(425) 755-6544
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

J. Steven Patterson
Akin Gump Strauss Hauer & Feld LLP
Robert S. Strauss Building
1333 New Hampshire Avenue, N.W.
Washington, D.C. 20036-1564
(202) 887-4000

Approximate date of commencement of proposed sale to the public:  As soon as practicable on or after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Table of Additional Co-Registrants

State or Other
Jurisdiction of
	Incorporation or	I.R.S. Employer
Exact Name of the Co-Registrant as Specified in its Charter	Organization	Identification No.

Eddie Bauer, Inc.	Delaware	41-0969737
Eddie Bauer Fulfillment Services, Inc.	Delaware	36-3890882
Eddie Bauer Diversified Sales, LLC	Delaware	47-0901567
Eddie Bauer Services, LLC	Ohio	*
Eddie Bauer International Development, LLC	Delaware	47-0901571
Eddie Bauer Information Technology, LLC	Delaware	*

*	Disregarded entities that do not have I.R.S. Employer Identification Nos.

EXPLANATORY NOTE

This amendment is being filed solely to update Exhibits to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the registration of the securities to be offered from time to time by us and by the selling security holders, other than underwriting fees, discounts and commissions. We have paid or will pay all expenses related to the registration of the shares of our common stock owned by the selling security holders; provided, that we will not pay any underwriting fees, discounts or commissions in connection with such registration.

Securities and Exchange Commission filing fee	$2,303
Legal fees and expenses*	$50,000
Accounting fees and expenses*	$25,000
Printing, postage and miscellaneous*	$10,000

Total	$87,303

*	Estimated

Item 15.	Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides, among other things, that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its security holders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its security holders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Assumed Indemnification Obligations

Pursuant to the Plan of Reorganization, we assumed certain indemnification obligations for any person who served (i) as an officer or employee of any of the debtors in Spiegel’s Chapter 11 proceedings during the period beginning June 1, 2004, subject to certain exceptions that are described in more detail in the Plan of Reorganization, a copy of which is filed as an exhibit to this registration statement, or (ii) on Spiegel’s restructuring committee. All of our current executive officers and most of our officers are indemnified pursuant to this assumption under the Plan of Reorganization. We did not assume the obligation to make any advances to, or indemnify any persons in respect of any settlement or judgment of any claim asserted by any Spiegel stockholder. Furthermore, pursuant to the Plan of Reorganization, to the extent that indemnification claims relate to pre-February 27, 2003 acts, any individual covered by the assumed indemnification obligations must first demonstrate that he or she has taken all reasonable actions to obtain payment under any applicable insurance policies, and that the insurers under the policies have disclaimed coverage or have informed such individual that the available limits of liability under the applicable policies have been exhausted. We are only required to make a payment under the assumed indemnification obligations after the insurance policy has been exhausted or is not otherwise available. With respect to post-February 27, 2003 acts, an insurance policy took effect on March 1, 2003 to cover such acts.

New Indemnification Arrangements

Our bylaws include provisions permitted under Delaware General Corporation Law relating to the liability and indemnification of our directors and officers. Under these provisions, we will indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action by reason of the fact that the person was or is one of our directors or officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, provided that the director or officer acted in good faith and in a manner that he or she believed to be in, or not opposed to, the best interest of Eddie Bauer Holdings, and with respect to any criminal action, had no reasonable cause to believe the person’s conduct was unlawful. These provisions provide that we may indemnify any of our associates or agents to the same extent that we are required to indemnify our directors and officers.

We have entered into indemnification agreements with our directors and executive officers and certain officers and employees of Eddie Bauer, Inc. These agreements provide, among other things, that we will indemnify our directors, executive officers and certain officers and employees of Eddie Bauer, Inc. for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director, executive officer, officer or employee who has entered into an indemnification agreement in any action or proceeding arising out of such person’s services as one of our directors, executive officers, or officers or employees, as the case may be, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these indemnification agreements are necessary to attract and retain qualified persons as our directors and executive officers and as officers and employees of Eddie Bauer, Inc. The SEC has noted, however, that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

As permitted by Section 145 of the Delaware General Corporation Law, we maintain directors’ and officers’ liability insurance coverage.

Item 16.	Exhibits.

See Exhibit Index attached hereto and incorporated by reference.

Item 17.	Undertakings.

Each undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

ii. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

Provided, however, that:

(a) Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement; and

(b) Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(c) Provided further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(c) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant under the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on September 6, 2007.

EDDIE BAUER HOLDINGS, INC.

By:	/s/ McNeil S. Fiske, Jr.
McNeil S. Fiske, Jr.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ McNeil S. Fiske, Jr. McNeil S. Fiske, Jr.	President, Chief Executive Officer (Principal Executive Officer) and Director	September 6, 2007

* David Taylor	Interim Chief Financial Officer and Treasurer (Principal Financial and Accounting officer)	September 6, 2007

* Howard Gross	Director	September 6, 2007

* William T. End	Director	September 6, 2007

* Paul E. Kirincic	Director	September 6, 2007

* Laurie M. Shahon	Director	September 6, 2007

* Stephen E. Watson	Director	September 6, 2007

* John C. Brouillard	Director	September 6, 2007

* Kenneth M. Reiss	Director	September 6, 2007

* Edward M. Straw	Director	September 6, 2007

Signature		Title	Date

* William E. Redmond, Jr.		Director	September 6, 2007

*By:	/s/ David Taylor David Taylor as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Co-Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on September 6, 2007.

EDDIE BAUER, INC.

By:	/s/ McNeil S. Fiske, Jr.
McNeil S. Fiske, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ McNeil S. Fiske, Jr. McNeil S. Fiske, Jr.	President and Chief Executive Officer (Principal Executive Officer); Director	September 6, 2007

/s/ David Taylor David Taylor	Interim Chief Financial Officer (Principal Financial and Accounting officer)	September 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Co-Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on September 6, 2007.

EDDIE BAUER DIVERSIFIED SALES, LLC

EDDIE BAUER SERVICES, LLC

EDDIE BAUER INTERNATIONAL DEVELOPMENT, LLC

EDDIE BAUER INFORMATION TECHNOLOGY LLC

By:	/s/ McNeil S. Fiske, Jr.
McNeil S. Fiske, Jr.
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ McNeil S. Fiske, Jr. McNeil S. Fiske, Jr.	President (Principal Executive Officer); Director	September 6, 2007

/s/ David Taylor David Taylor	Vice President (Principal Financial and Accounting Officer)	September 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Co-Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on September 6, 2007.

EDDIE BAUER FULFILLMENT SERVICES, INC.

By:	/s/ David Taylor
David Taylor
Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Richard Lauer		President (Principal Executive Officer)	September 6, 2007

* David Taylor		Vice President (Principal Financial and Accounting Officer);	September 6, 2007

/s/ McNeil S. Fiske, Jr. McNeil S. Fiske, Jr.		Director	September 6, 2007

*By:	/s/ David Taylor David Taylor as Attorney-in-Fact

EXHIBIT INDEX

Exhibit		Description

4.1		Indenture dated April 4, 2007, among Eddie Bauer Holdings, Inc. and The Bank of New York, as trustee.(1)
4.2		Registration Rights Agreement dated April 4, 2007, among Eddie Bauer Holdings, the subsidiaries of the Company listed on the signature page thereto and J.P. Morgan Securities Inc. and Goldman, Sachs & Co.(2)
5	.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP
12	.1**	Computation of Ratio of Earnings to Fixed Charges
23	.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included as part of Exhibit 5.1)
23	.2**	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm
24	.1**	Powers of Attorney of Directors and Officers of the registrant (included on Registration Statement Signature Page)
24	.2**	Power of Attorney of the Guarantors (included on Registration Statement Signature Page)
25	.1**	Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1

*	Filed herewith.

**	Previously filed

(1)	Incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on April 6, 2007.

(2)	Incorporated by reference to Exhibit 10.5 of the Company’s Form 8-K filed on April 6, 2007.